Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of CytRx Corporation (the "Company") hereby certifies based on his knowledge that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Company Name

Date: July 29, 2016	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Title: Chief Financial Officer